================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                      ------------------------------------

                                    FORM 11-K
            ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                    For the fiscal year ended March 31, 1999
                          Commission File Number 1-6903

                      ------------------------------------



          PROFIT SHARING PLAN FOR EMPLOYEES OF TRINITY INDUSTRIES, INC.
                             AND CERTAIN AFFILIATES
                            (Full Title of the Plan)




                            TRINITY INDUSTRIES, INC.
          (Name of issuer of the securities held pursuant to the plan)


                Delaware                                 75-0225040
        (State of Incorporation)            (I.R.S. Employer Identification No.)


  2525 Stemmons Freeway Dallas, Texas                     75207-2401
(Address of principal executive offices)                  (Zip Code)


Issuer's telephone number, including area code (214) 631-4420

================================================================================

                      Profit Sharing Plan for Employees of
                 Trinity Industries, Inc. and Certain Affiliates

                            Financial Statements and
                             Supplemental Schedules






                                    CONTENTS

Report of Ernst & Young LLP, Independent Auditors.......................    1

Financial Statements

Statements of Financial Condition as of March 31, 1999 and 1998.........    2
Statements of Income and Changes in Plan Equity for the years
     ended March 31, 1999, 1998 and 1997................................    4
Notes to Financial Statements...........................................    7


Exhibits and Supplemental Schedules


Line 27a - Schedule of Assets Held for Investment Purposes..............   21
Line 27d - Schedule of Reportable Transactions..........................   22
Consent of Ernst & Young LLP, Independent Auditors......................   24

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees have duly caused this Annual Report to be signed by the undersigned thereunto duly authorized.

Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates


/S/  John M. Lee
--------------------------
     John M. Lee
     Vice President


June 28, 1999

                Report of Ernst & Young LLP, Independent Auditors

Board of Directors
Trinity Industries, Inc.

We have audited the accompanying statements of financial condition of the Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates as of March 31, 1999 and 1998, and the related statements of income and changes in plan equity for each of the three years in the period ended March 31, 1999. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the Plan at March 31, 1999 and 1998, and the income and changes in Plan equity for each of the three years in the period ended March 31, 1999, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of March 31, 1999, and reportable transactions for the year then ended, are presented for purpose of additional analysis and are not a required part of the financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The Fund Information in the statements of financial condition and the statements of income and changes in plan equity is presented for purposes of additional analysis rather than to present the financial condition and income and changes in plan equity of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.


                                                   ERNST & YOUNG LLP
Dallas, Texas
June 18, 1999

                      Profit Sharing Plan for Employees of
                 Trinity Industries, Inc. and Certain Affiliates


             Statement of Financial Condition, with Fund Information


                                 March 31, 1999


                                                                   CHASE
                                                                   VISTA       CHASE             CHASE
                                                                   PRIME       CORE              VISTA         CHASE
                                     STOCK         PUTNAM          MONEY       EQUITY             U.S.         VISTA
                                    ACCOUNT        VOYAGER         MARKET       FUND            TREASURY       BALANCED
                                  ------------   ------------   ------------   ------------   ------------   ------------
ASSETS
Cash                              $              $              $              $              $              $
                                          --             --               24           --             --             --
Notes receivable from                     --             --             --             --             --             --
   participants
Investment in Trinity
 Industries, Inc. common stock,
 at fair value                      14,157,579           --             --             --             --             --
 ($13,230,551 cost)
Investment in Halter Marine
 Group, Inc. common stock, at
 fair value                            880,943           --             --             --             --             --
 ($2,969,517 cost)
Investment in mutual funds, at
 fair value ($99,245,222 cost)            --       28,896,556     44,132,441     26,643,069      8,611,647         46,266
Interest income receivable                --             --             --             --            9,874           --
Contribution receivable from           980,679      1,319,348      1,852,530      1,195,145        398,008         53,395
   Trinity
Contribution receivable from
   employees                           123,016        165,767        189,611        151,219         47,995          8,463
                                  ------------   ------------   ------------   ------------   ------------   ------------
Plan equity                       $ 16,142,217   $ 30,381,671   $ 46,174,606   $ 27,989,433   $  9,067,524   $    108,124
                                  ============   ============   ============   ============   ============   ============



                                    CHASE VISTA
                                    INTERNATIONAL  PARTICIPANT
                                       EQUITY         LOANS           TOTAL
                                    ------------   ------------   ------------
ASSETS
Cash                                $              $              $
                                            --             --               24
Notes receivable from                       --        1,442,735      1,442,735
   participants
Investment in Trinity
 Industries, Inc. common stock,
 at fair value                              --             --       14,157,579
 ($13,230,551 cost)
Investment in Halter Marine
 Group, Inc. common stock, at
 fair value                                 --             --          880,943
 ($2,969,517 cost)
Investment in mutual funds, at
 fair value ($99,245,222 cost)            12,538           --      108,342,517
Interest income receivable                  --             --            9,874
Contribution receivable from              11,192           --        5,810,297
   Trinity
Contribution receivable from
   employees                               2,152         42,181        730,404
                                    ------------   ------------   ------------
Plan equity                         $     25,882   $  1,484,916   $131,374,373
                                    ============   ============   ============

See accompanying notes.

                      Profit Sharing Plan for Employees of
                 Trinity Industries, Inc. and Certain Affiliates


             Statement of Financial Condition, with Fund Information

                                 March 31, 1998


                                                                                             PUTNAM
                                                             GUARANTEED       PUTNAM       U.S. GOVT.
                                                STOCK        INVESTMENT      GROWTH &        INCOME
                                               ACCOUNT        ACCOUNT         INCOME          TRUST
                                             ------------   ------------   ------------   ------------
ASSETS
Cash and short-term investments              $    311,055   $  2,187,542   $     15,001   $     15,276

Notes  receivable from participants                  --             --             --             --
Investment in Trinity Industries, Inc.
   common stock, at fair value ($9,856,316     23,455,410           --             --             --
   cost)
Investment in Halter Marine Group, Inc.
   common stock, at fair value ($3,472,278      2,771,188           --             --             --
   cost)
Investment in guaranteed investment
   contracts, at contract value                      --       37,478,543           --             --
Investment in mutual funds, at fair value
   ($39,991,701 cost)                                --             --       21,241,233      6,845,093
Interest receivable                                 1,243        195,007            259            123
Contribution receivable from Trinity              681,292      1,406,200        902,855        264,223
Contribution receivable from employees               --             --             --             --
                                             ------------   ------------   ------------   ------------
Plan equity                                  $ 27,220,188   $ 41,267,292   $ 22,159,348   $  7,124,715
                                             ============   ============   ============   ============




                                                  PUTNAM       PARTICIPANT
                                                  VOYAGER         LOANS          TOTAL
                                                ------------   ------------   ------------
ASSETS
Cash and short-term investments                 $   14,999     $     76,521   $  2,620,394

Notes  receivable from participants                     --        1,266,866      1,266,866
Investment in Trinity Industries, Inc.
   common stock, at fair value ($9,856,316              --             --       23,455,410
   cost)
Investment in Halter Marine Group, Inc.
   common stock, at fair value ($3,472,278              --             --        2,771,188
   cost)
Investment in guaranteed investment
   contracts, at contract value                         --             --       37,478,543
Investment in mutual funds, at fair value
   ($39,991,701 cost)                             22,909,895           --       50,996,221
Interest receivable                                      285            812        197,729
Contribution receivable from Trinity                 981,319           --        4,235,889
Contribution receivable from employees                  --           39,993         39,993
                                                ------------   ------------   ------------
Plan equity                                     $ 23,906,498   $  1,384,192   $123,062,233
                                                ============   ============   ============


See accompanying notes.

                      Profit Sharing Plan for Employees of
                 Trinity Industries, Inc. and Certain Affiliates


      Statement of Income and Changes in Plan Equity with Fund Information

                            Year ended March 31, 1999


                                                                                      PUTNAM                             CHASE
                                                                                       U.S.                              VISTA
                                                   GUARANTEED       PUTNAM             GOVT.                             PRIME
                                    STOCK          INVESTMENT       GROWTH &          INCOME           PUTNAM            MONEY
                                   ACCOUNT          ACCOUNT         INCOME             TRUST           VOYAGER           MARKET
                                -------------    -------------    -------------    -------------    -------------    -------------
Net investment income:

  Interest                      $      11,833    $   2,187,308    $       3,344    $       1,837    $       4,042    $     509,445
  Dividends                           386,374             --          2,017,648          426,349        1,851,484             --
                                -------------    -------------    -------------    -------------    -------------    -------------
                                      398,207        2,187,308        2,020,992          428,186        1,855,526          509,445
  Net realized gain (loss) on
   sale of investments                (80,991)            --          3,340,788          (71,418)         502,063             --
  Unrealized appreciation
   (depreciation) of
   investments                    (14,104,550)            --         (4,451,348)         (19,258)       1,460,688             --
Contributions:
  Employee contributions            3,281,801        3,968,916        3,022,426          853,395        4,410,888        1,285,100
  Employer contributions              980,679             --               --               --          1,319,348        1,852,530
                                -------------    -------------    -------------    -------------    -------------    -------------
                                    4,262,480        3,968,916        3,022,426          853,395        5,730,236        3,137,630
Withdrawals, distributions,
   transfers and other             (1,553,117)     (47,423,516)     (26,092,206)      (8,315,620)      (3,073,340)      42,527,531
                                -------------    -------------    -------------    -------------    -------------    -------------
Net increase (decrease) in
   plan equity                    (11,077,971)     (41,267,292)     (22,159,348)      (7,124,715)       6,475,173       46,174,606
Plan equity at beginning of
   year                            27,220,188       41,267,292       22,159,348        7,124,715       23,906,498             --
                                -------------    -------------    -------------    -------------    -------------    -------------
Plan equity at end of year      $  16,142,217    $        --      $        --      $        --      $  30,381,671    $  46,174,606
                                =============    =============    =============    =============    =============    =============


                                      CHASE
                                      CORE          CHASE             CHASE        CHASE VISTA
                                     EQUITY        VISTA U.S.         VISTA       INTERNATIONAL    PARTICIPANT
                                      FUND         TREASURY          BALANCED         EQUITY          LOANS            TOTAL
                                 -------------   -------------    -------------   -------------   -------------    -------------
Net investment income:

  Interest                       $        --     $       9,874    $        --     $        --     $       3,836    $   2,731,519
  Dividends                              2,568         126,563              286            --              --          4,811,272
                                 -------------   -------------    -------------   -------------   -------------    -------------
                                         2,568         136,437              286            --             3,836        7,542,791

  Net realized gain (loss) on
   sale of investments                     138             (33)            --              --              --          3,690,547
  Unrealized appreciation
   (depreciation) of
   investments                       1,212,586        (110,113)             147              71            --        (16,011,777)
Contributions:
  Employee contributions               910,036         284,455           53,720          14,590         452,921       18,538,248
  Employer contributions             1,195,145         398,008           53,395          11,192            --          5,810,297
                                 -------------   -------------    -------------   -------------   -------------    -------------
                                     2,105,181         682,463          107,115          25,782         452,921       24,348,545
Withdrawals, distributions,
   transfers and other              24,668,960       8,358,770              576              29        (356,033)     (11,257,966)
                                 -------------   -------------    -------------   -------------   -------------    -------------
Net increase (decrease) in
   plan equity                      27,989,433       9,067,524          108,124          25,882         100,724        8,312,140
Plan equity at beginning of
   year                                   --              --               --              --         1,384,192      123,062,233
                                 -------------   -------------    -------------   -------------   -------------    -------------
Plan equity at end of year       $  27,989,433   $   9,067,524    $     108,124   $      25,882   $   1,484,916    $ 131,374,373
                                 =============   =============    =============   =============   =============    =============


See accompanying notes

                      Profit Sharing Plan for Employees of
                 Trinity Industries, Inc. and Certain Affiliates

      Statement of Income and Changes in Plan Equity, with Fund Information

                            Year ended March 31, 1998


                                                                    GUARANTEED         PUTNAM         PUTNAM U.S.
                                                      STOCK         INVESTMENT        GROWTH &       GOVT. INCOME
                                                     ACCOUNT         ACCOUNT           INCOME           TRUST
                                                  -------------    -------------    -------------    -------------
Net investment income:
  Interest                                        $      13,478    $   2,357,177    $       3,746    $       1,695

  Dividends                                             280,127             --          2,294,268          387,367
                                                  -------------    -------------    -------------    -------------
                                                        293,605        2,357,177        2,298,014          389,062


Net realized gain (loss) on sale of investments         347,060             --            238,425           (4,246)

Unrealized appreciation (depreciation) of
   investments                                       12,455,553             --          2,388,560          202,427


Contributions:

  Employee contribution                               2,761,318        4,682,007        3,178,363          924,506
  Employer contribution                                 681,292        1,406,200          902,855          264,223
                                                  -------------    -------------    -------------    -------------
                                                      3,442,610        6,088,207        4,081,218        1,188,729

Withdrawals, distributions,
   transfers and other                               (1,809,717)      (4,445,632)        (688,901)        (407,255)
                                                  -------------    -------------    -------------    -------------

Net increase in plan equity                          14,729,111        3,999,752        8,317,316        1,368,717
Plan equity at beginning of year                     12,491,077       37,267,540       13,842,032        5,755,998
                                                  -------------    -------------    -------------    -------------
Plan equity at end of year                        $  27,220,188    $  41,267,292    $  22,159,348    $   7,124,715
                                                  =============    =============    =============    =============


                                                        PUTNAM         PARTICIPANT
                                                        VOYAGER           LOANS            TOTAL
                                                     -------------    -------------    -------------
Net investment income:
  Interest                                           $       4,569    $       5,414    $   2,386,079

  Dividends                                              1,091,255             --          4,053,017
                                                     -------------    -------------    -------------
                                                         1,095,824            5,414        6,439,096


Net realized gain (loss) on sale of investments            365,269             --            946,508

Unrealized appreciation (depreciation) of
   investments                                           5,733,735           (1,483)      20,778,792


Contributions:

  Employee contribution                                  3,627,687          457,886       15,631,767
  Employer contribution                                    981,319             --          4,235,889
                                                     -------------    -------------    -------------
                                                         4,609,006          457,886       19,867,656

Withdrawals, distributions,
   transfers and other                                  (1,445,982)        (100,856)      (8,898,343)
                                                     -------------    -------------    -------------

Net increase in plan equity                             10,357,852          360,961       39,133,709
Plan equity at beginning of year                        13,548,646        1,023,231       83,928,524
                                                     -------------    -------------    -------------
Plan equity at end of year                           $  23,906,498    $   1,384,192    $ 123,062,233
                                                     =============    =============    =============


See accompanying notes.

                      Profit Sharing Plan for Employees of
                 Trinity Industries, Inc. and Certain Affiliates


      Statement of Income and Changes in Plan Equity, with Fund Information

                            Year ended March 31, 1997


                                                                   GUARANTEED         PUTNAM       PUTNAM U.S.
                                                     STOCK         INVESTMENT        GROWTH &     GOVT. INCOME
                                                    ACCOUNT         ACCOUNT           INCOME          TRUST
                                                  ------------    ------------    ------------    ------------
Net investment income:
  Interest                                        $      4,733    $  2,618,472    $      2,184    $    335,753
  Dividends                                            277,519            --           961,995            --
                                                  ------------    ------------    ------------    ------------
                                                       282,252       2,618,472         964,179         335,753

Net realized gain (loss) on sale of investments         26,352            --            36,728         (29,828)

Unrealized appreciation (depreciation) of
   investments                                      (2,325,333)           --           676,370         (32,663)

Contributions:
  Employee contribution                              2,758,108       5,065,279       2,387,157         953,693
  Employer contribution                                676,128       1,779,673         758,561         271,819
                                                  ------------    ------------    ------------    ------------
                                                     3,434,236       6,844,952       3,145,718       1,225,512

Withdrawals, distributions,
   transfers and other                              (1,494,617)     (6,515,500)      1,544,735        (190,070)
Halter Maine Group, Inc. divestiture                (1,556,223)     (7,473,914)     (1,220,040)       (658,137)
                                                  ------------    ------------    ------------    ------------


Net increase (decrease) in plan equity              (1,633,333)     (4,525,990)      5,147,690         650,567
Plan equity at beginning of year                    14,124,410      41,793,530       8,694,342       5,105,431

                                                  ------------    ------------    ------------    ------------
Plan equity at end of year                        $ 12,491,077    $ 37,267,540    $ 13,842,032    $  5,755,998
                                                  ============    ============    ============    ============


                                                       PUTNAM         PARTICIPANT
                                                       VOYAGER           LOANS          TOTAL
                                                     ------------    ------------    ------------
Net investment income:
  Interest                                           $      3,032    $      7,358    $  2,971,532
  Dividends                                               642,747            --         1,882,261
                                                     ------------    ------------    ------------
                                                          645,779           7,358       4,853,793

Net realized gain (loss) on sale of investments            21,920            --            55,172

Unrealized appreciation (depreciation) of
   investments                                           (928,839)          1,483      (2,608,982)

Contributions:
  Employee contribution                                 2,751,676         332,111      14,248,024
  Employer contribution                                   906,172            --         4,392,353
                                                     ------------    ------------    ------------
                                                        3,657,848         332,111      18,640,377

Withdrawals, distributions,
   transfers and other                                  3,469,873        (238,145)     (3,423,724)
Halter Maine Group, Inc. divestiture                   (1,383,931)           --       (12,292,245)
                                                     ------------    ------------    ------------


Net increase (decrease) in plan equity                  5,482,650         102,807       5,224,391
Plan equity at beginning of year                        8,065,996         920,424      78,704,133

                                                     ------------    ------------    ------------
Plan equity at end of year                           $ 13,548,646    $  1,023,231    $ 83,928,524
                                                     ============    ============    ============



See accompanying notes.

                      Profit Sharing Plan for Employees of
                 Trinity Industries, Inc. and Certain Affiliates

                          Notes to Financial Statements

                             March 31, 1999 and 1998





1. DESCRIPTION OF THE PLAN

GENERAL

The Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates (the Plan) was adopted by the Board of Directors of Trinity Industries, Inc. (the Board) on December 11, 1986 and became effective January 1, 1987, for eligible employees of Trinity Industries, Inc. and Certain Affiliates (the Employer). The Plan was amended and restated effective April 1, 1994. The Plan is a defined contribution plan designed to comply with the provisions of Title I of the Employee Retirement Income Security Act of 1974 (ERISA). The following is a brief description of the Plan. Participants should refer to the Plan document for complete information regarding the Plan. The Plan's fiscal year end is March 31.

DIVESTITURE

At the close of business on March 31, 1997, Trinity Industries, Inc. completed the divestiture, which commenced on September 26, 1996, of Halter Marine Group, Inc. (Halter) by distributing the remaining shares of Halter stock to its stockholders in the form of a tax-free distribution. The Plan received .348 shares of Halter common stock for each share of Trinity Common Stock held in the Plan in the form of a tax-free distribution.

The financial statements for the year ended March 31, 1997 reflect the transfer of participants' assets, who were employed by Halter, out of the Plan.

PARTICIPATION

Each employee is eligible to contribute to the Plan on the first day of the calendar quarter on or immediately following his employment date with the Company and must meet the following requirements:

     Must be classified as a full-time, part-time, or temporary employee of Trinity Industries, Inc.; and

     Must be in a unit of employees who are designated as eligible to participate in the Plan; and

     Must not be included in a unit of employees covered by a collective bargaining agreement unless benefits under this Plan were included in an agreement as a result of good faith bargaining.

                      Profit Sharing Plan for Employees of
                 Trinity Industries, Inc. and Certain Affiliates

                    Notes to Financial Statements (continued)



1. DESCRIPTION OF THE PLAN (CONTINUED)


Eligible employees automatically become participants and must indicate on the form or forms provided by the Plan Committee (Committee) whether or not they want to make contributions to the Plan. If they elect to contribute, they will authorize the Employer to make payroll deductions for contributions to the Plan.

CONTRIBUTIONS


For fiscal years 1999 and 1998, each Plan participant agreed to contribute not less than two percent nor more than fourteen percent of their compensation in one percent increments as designated by the participant. A participant's salary reduction may not exceed specified IRS limits for each calendar year. A salary reduction and contribution agreement must be entered into by each employee as the employee begins participation in the Plan and may be amended by such employee twice each year.

Employer matching contributions shall be made if Company earnings are at least sufficient to pay dividends to stockholders ($0.69, $0.68, and $0.68 per share for the years ended March 31, 1999, 1998, and 1997, respectively) but in no event less than $0.33 per share of common stock. Effective April 1, 1998, if the Employer matching contribution is made, then each participant shall receive an amount equal to a percentage of that portion of such participant's employee contribution up to six percent of such participant's total compensation for the year under the following schedule:


                                                        PERCENTAGE OF
            YEARS OF SERVICE                        EMPLOYER CONTRIBUTION
          Less than 1                                         0%
          1 but less than 2                                  25%
          2 but less than 3                                  30%
          3 but less than 4                                  35%
          4 but less than 5                                  40%
          5 years                                            50%


Prior to April 1, 1998, if the Employer matching contribution was made, then each participant with at least five years of service received an amount equal to 50 percent of that portion of such participant's employee contribution up to six percent of such participant's total compensation for the year, and each participant with at least one but less than five years of service received an amount equal to 25 percent of that portion of such participant's employee contribution up to

                      Profit Sharing Plan for Employees of
                 Trinity Industries, Inc. and Certain Affiliates

                    Notes to Financial Statements (continued)



1. DESCRIPTION OF THE PLAN (CONTINUED)

six percent of such participant's total compensation for the year.

Employer contributions are net of forfeitures, as defined. Employer contributions for a given plan year shall be deposited in the Profit Sharing Trust for Employees of Trinity Industries, Inc. and Certain Affiliates (the Trust Fund) as defined below, no later than the date on which the Employer files its federal income tax return for such year.

The Employer and Chase Bank of Texas, N.A. (the Trustee) have entered into a Trust Agreement under which the latter acts as Trustee under the Plan.

The Plan offers the following investment options (hereafter collectively referred to as the Trust Fund):

         Trinity Stock Investment Account (Stock Account) is an investment in shares of Employer common stock purchased on behalf of the participants and Halter common stock by virtue of the tax-free distribution. Idle cash is invested in interest-bearing accounts until such time as it can be utilized to purchase Employer common stock.

         Guaranteed Investment Contract Account (the Guaranteed Investment Account) is an investment in guaranteed investment contracts issued by various insurance companies selected annually by the Committee. Effective January 1, 1999, the Guaranteed Investment Account is no longer an investment option.

         At March 31, 1998, the guaranteed investment contracts had guaranteed annual rates of return of 7.33% (GAC 8672), 6.08% (GAC 20254), and 5.66% (GAC 16795). The crediting interest rates approximated average yields.

Participant's accounts invested in the Guaranteed Investment Account earn interest at a rate blended from all of the contracts included in the Guaranteed Investment Account. The account is credited with earnings on the underlying investments and charged for plan withdrawals and administrative expenses charged by the insurance companies. Transfers of participants accounts to and from the Guaranteed Investment Account are not permitted. However, during fiscal year 1997, participants were offered a one-time option to transfer monies out of the Guaranteed Investment Account and into other fund options.

                      Profit Sharing Plan for Employees of
                 Trinity Industries, Inc. and Certain Affiliates

                    Notes to Financial Statements (continued)



1. DESCRIPTION OF THE PLAN (CONTINUED)


         Mutual Funds Investment Accounts are investments in registered investment companies selected by the Committee. At March 31, 1999 the funds are Putnam Voyager, Chase Vista Prime Money Market, Chase Core Equity, Chase Vista U.S. Treasury, Chase Vista Balanced, and Chase Vista International Equity. At March 31, 1998, the funds were Putnam U.S. Government Income Trust, Putnam Growth and Income, and Putnam Voyager.


Participants may elect the extent to which assets are invested in the options described above in increments of 10% or 25%.

The number of participants in each fund as of March 31, 1999 and 1998, respectively, was as follows: 10,606 and 3,936 in Stock Account, 0 and 4,543 in Guaranteed Interest Account, 0 and 4,150 in Putnam Growth & Income, 0 and 1,743 in Putnam U.S. Government Income Trust, 6,508 and 4,246 in Putnam Voyager, 9,182 and 0 in Chase Vista Prime Money Market, 6,550 and 0 in Chase Core Equity, 3,786 and 0 in Chase Vista U.S. Treasury, 290 and 0 in Chase Vista Balanced Fund, and 118 and 0 in Chase Vista International Equity.

BENEFITS

Distribution of a participant's account balance is payable upon retirement at or after age 65, total disability, death, or termination of employment. Distribution is equal to the salary reduction contribution and related earnings plus the vested portion of the Employer contribution and related earnings.


Withdrawals of up to 100 percent of the employee contribution can be made only to meet "immediate and heavy financial needs" (medical care, college tuition, the purchase of a principal residence, or to prevent the foreclosure on a principal residence) as long as the funds are not available for such needs from other sources. No withdrawal can be made against the earnings on the employee contributions or against the Employer contribution and related earnings. These restrictions no longer apply when the participant reaches age 59 1/2.


Loans for "immediate and heavy financial needs" may be made for a minimum of $1,000 up to a maximum of $50,000, not to exceed 50% of the Employee contribution and related earnings and not to exceed 50% of the vested portion of the Employer contribution and related earnings. Loans are subject to rules and regulations established by the Committee, as defined in the Plan.

                      Profit Sharing Plan for Employees of
                 Trinity Industries, Inc. and Certain Affiliates

                    Notes to Financial Statements (continued)



1. DESCRIPTION OF THE PLAN (CONTINUED)


VESTING

The Employer contribution and related earnings (losses) vest to participants, depending upon the number of years of vesting service, as defined, completed by such participant as follows:


            YEARS OF SERVICE                        PERCENTAGE VESTED
           ------------------                       -----------------
           Less than 1                                       0%
           1 but less than 2                                20%
           2 but less than 3                                40%
           3 but less than 4                                60%
           4 but less than 5                                80%
           5 or more                                       100%


Participants are 100% vested in their Employer contribution and allocated portion of related earnings (losses) upon their attainment of age 65 and are always 100% vested in their employee contribution and related earnings (losses) on such contribution.

ADMINISTRATION OF THE PLAN

The Plan is administered by the Committee, consisting of at least three persons who are appointed by the Board. The members of the Committee serve at the discretion of the Board, and any Committee member who is an employee of the Employer shall not receive compensation for his services.

A separate account is maintained for each participant. The Plan provides that account balances for participants are adjusted periodically as follows:

         Employee contributions are generally allocated on a quarterly basis;

         Participant's share of the Employer contribution shall be allocated to the participant's account as of a date no later than the last day of the Plan year;

                      Profit Sharing Plan for Employees of
                 Trinity Industries, Inc. and Certain Affiliates

                    Notes to Financial Statements (continued)



1. DESCRIPTION OF THE PLAN (CONTINUED)

         Earnings and appreciation or depreciation in the fair value of investment assets of the Trust Fund for each calendar quarter shall be allocated to the accounts of participants, former participants and beneficiaries who had unpaid balances in their accounts on the last day of such calendar quarter in proportion to the balances in such accounts at the beginning of the calendar quarter.

Upon request, distributions shall be made no earlier than the later of the last day of the calendar quarter in which entitlement occurs or the date on which the Committee determines the final balances. Distributions from the Stock Account shall be made in cash unless otherwise designated by the participant.

INCOME TAX STATUS


The Plan has received determination letters from the Internal Revenue Service dated November 4, 1994, September 27, 1996, April 30, 1997 and December 9, 1998, stating that the Plan is qualified under Section 401(a) of the Internal Revenue Code (the Code) and, therefore, the related trust is exempt from taxation. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Plan Administrator believes the Plan is being operated in compliance with the applicable requirements of the Code and, therefore, believes that the Plan is qualified and the related trust is tax exempt.


Employee contributions and Employer contributions are not included in the participant's federal taxable income in the year such contribution are made. A participant shall not be subject to federal income taxes with respect to participation in the Plan until the amounts are withdrawn or distributed.

AMENDMENT OR TERMINATION OF THE PLAN

The Employer may amend the Plan at any time. However, no amendment, unless made to secure approval of the Internal Revenue Service or other governmental agency, may operate retroactively to reduce or divest the then vested interest in the Plan of any participant, former participant or beneficiary, or to reduce or divest any benefit payable under the Plan unless all participants, former participants and beneficiaries then having vested interests or benefit payments affected thereby consent to such amendment.

                      Profit Sharing Plan for Employees of
                 Trinity Industries, Inc. and Certain Affiliates

                    Notes to Financial Statements (continued)



1. DESCRIPTION OF THE PLAN (CONTINUED)

The Employer may terminate the Plan at any time. Upon complete or partial termination, the accounts of all participants affected thereby shall become 100% vested, and the Committee shall direct the Trustee to distribute the assets in the Trust Fund, after receipt of any required approval by the Internal Revenue Service and payment of any expenses properly chargeable thereto, to participants, former participants, and beneficiaries in proportion to their respective account balances.

2. SIGNIFICANT ACCOUNTING POLICIES

INVESTMENTS AND NET INVESTMENT INCOME

Cash and cash equivalents are valued at cost which approximates fair value. Investments in the common stock of the Employer and Halter are value at their quoted market price. Investment in mutual funds are valued at the quoted market prices which represent the net asset value of shares held by the Plan at year end. The fair value approximates the recorded contract value for the guaranteed investment contracts.

Security transactions are recorded on a trade date basis. The statements of income and changes in Plan equity include net unrealized appreciation or depreciation in fair value on investments.

The Plan's financial statements are prepared on an accrual basis of accounting.

REALIZED GAINS AND LOSSES

Realized gains and losses have been calculated using average cost.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates that affect the amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

                      Profit Sharing Plan for Employees of
                 Trinity Industries, Inc. and Certain Affiliates

                    Notes to Financial Statements (continued)



3. INVESTMENTS

Investments are as follows:


                                                        MARCH 31, 1999                                MARCH 31, 1998
                                           ----------------------------------------       ---------------------------------------
                                             NO. OF                                        NO. OF
                                             SHARES         COST        FAIR VALUE         SHARES         COST        FAIR VALUE
                                           ----------   ------------   ------------       ---------   ------------   ------------
Trinity Industries, Inc. common stock         481,960   $ 13,230,551   $ 14,157,579*        426,462   $  9,856,316   $ 23,455,410*

Halter Marine Group, Inc. common stock

                                              151,560      2,969,517        880,943         174,563      3,427,278      2,771,188



Guaranteed investment contracts:

     GAC 20254                                   --             --             --              --       16,156,699     16,156,699*
     GAC 8672                                    --             --             --              --        4,167,290      4,167,290
     GAC 16795                                   --             --             --              --       17,154,554     17,154,554*
                                                        ------------   ------------                   ------------   ------------
                                                 --             --             --              --       37,478,543     37,478,543

Mutual funds:

   Putnam Growth & Income                        --             --             --         1,409,471     16,789,885     21,241,233*
   Putnam U.S. Gov't Income Trust                --             --             --           594,704      6,825,834      6,845,093*
   Putnam Voyager                           1,245,004     20,901,928     28,896,556*      1,308,932     16,375,982     22,909,895*
   Chase Core Equity                          936,487     25,430,433     26,643,069*           --             --             --
   Chase Vista International Equity               999         12,517         12,538            --             --             --
   Chase Vista Balanced                         2,882         46,119         46,266            --             --             --
   Chase Vista Prime Money Market          44,132,441     44,132,441     44,132,441*           --             --             --
   Chase Vista US Treasury                    774,428      8,721,784      8,611,647*           --             --             --
                                                        ------------   ------------                   ------------   ------------
                                                          99,245,222    108,342,517                     39,991,701     50,996,221

Participant loans                                          1,442,735      1,442,735                      1,266,866      1,266,866
                                                        ------------   ------------                   ------------   ------------
                                                        $116,888,025   $124,823,774                   $ 92,020,704   $115,968,228
                                                        ============   ============                   ============   ============


* Individual investment represents 5% or more of the fair value of net assets.

                      Profit Sharing Plan for Employees of
                 Trinity Industries, Inc. and Certain Affiliates

                    Notes to Financial Statements (continued)



4. RECONCILIATION OF FINANCIAL STATEMENTS TO THE FORM 5500

The following is a reconciliation of Plan equity per the financial statements to the Form 5500:


                                                           MARCH 31
                                                     1999             1998
                                                -------------    -------------
Plan equity per the financial statements        $ 131,374,373    $ 123,062,233
Amounts allocated to withdrawing participants      (4,665,228)      (2,792,574)
                                                -------------    -------------
Plan equity per the Form 5500                   $ 126,709,145    $ 120,269,659
                                                =============    =============


The following is a reconciliation of withdrawals, distributions, and transfers per the financial statements to the Form 5500:


                                                                           YEAR ENDED
                                                                            MARCH 31,
                                                                              1999
                                                                           -----------
Withdrawals, distributions and transfers per the
   financial statements                                                    $11,257,966

Amounts allocated to withdrawing participants at end of year                 4,665,228

Amounts allocated to withdrawing participants at beginning of year          (2,792,574)
                                                                           -----------
Withdrawals, distributions and transfers per the Form 5500
                                                                           $13,130,620
                                                                           ===========


Amounts allocated to withdrawing participants are recorded on the Form 5500 for withdrawals that have been processed and approved for payment prior to March 31 but not yet paid as of that date.

                      Profit Sharing Plan for Employees of
                 Trinity Industries, Inc. and Certain Affiliates

                    Notes to Financial Statements (continued)



5. UNREALIZED APPRECIATION (DEPRECIATION) OF INVESTMENTS AND NET REALIZED GAIN OR LOSS ON SALE OF INVESTMENTS

Unrealized appreciation (depreciation) of investments in Trinity and Halter common stock, mutual funds, and participant loans for the years ended March 31, 1999, 1998, and 1997 were determined as follows:


                             INVESTMENTS AT   INVESTMENTS AT   NET INCREASE
                               FAIR VALUE          COST         (DECREASE)
                             -------------    -------------    -------------
March 31, 1999
Trinity common stock
   March 31, 1999            $  14,157,579    $  13,230,551    $     927,028
   March 31, 1998               23,455,410        9,856,316       13,599,094
                             -------------    -------------    -------------
                                (9,297,831)       3,374,235      (12,672,066)

Halter common stock
   March 31, 1999                  880,941        2,969,517       (2,088,576)
   March 31, 1998                2,771,188        3,427,278         (656,090)
                             -------------    -------------    -------------
                                (1,890,245)        (457,761)      (1,432,486)

Mutual funds
   March 31, 1999              108,342,517       99,245,222        9,097,295
   March 31, 1998               50,996,221       39,991,701       11,004,520

                             -------------    -------------    -------------
                                57,346,296       59,253,521       (1,907,225)

Participant loans
   March 31, 1999                1,442,735        1,442,735             --
   March 31, 1998                1,266,866        1,266,866             --
                             -------------    -------------    -------------
                                   175,869          175,869             --

Unrealized depreciation of
   investments                                                 ($ 16,011,777)
                                                               =============

                      Profit Sharing Plan for Employees of
                 Trinity Industries, Inc. and Certain Affiliates

                    Notes to Financial Statements (continued)



5. UNREALIZED APPRECIATION (DEPRECIATION) OF INVESTMENTS AND NET REALIZED GAIN OR LOSS ON SALES OF INVESTMENTS (CONTINUED)


                            INVESTMENTS AT  INVESTMENTS AT   NET INCREASE
                              FAIR VALUE         COST         (DECREASE)
                             ------------    ------------    ------------
March 31, 1998
Trinity common stock
   March 31, 1998            $ 23,455,410    $  9,856,316    $ 13,599,094
   March 31, 1997              11,707,801      11,220,350         487,451
                             ------------    ------------    ------------
                               11,747,609      (1,364,034)     13,111,643

Halter common stock
   March 31, 1998               2,771,188       3,427,278        (656,090)
   March 31, 1997                    --              --              --
                             ------------    ------------    ------------
                                2,771,188       3,427,278        (656,090)

Mutual funds
   March 31, 1998              50,996,221      39,991,701      11,004,520
   March 31, 1997              30,931,691      28,251,893       2,679,798
                             ------------    ------------    ------------
                               20,064,530      11,739,808       8,324,722

Participant loans
   March 31, 1998               1,266,866       1,266,866            --
   March 31, 1997                 959,157         957,674           1,483
                             ------------    ------------    ------------
                                  307,709         309,192          (1,483)

Unrealized appreciation of
   investments                                               $ 20,778,792
                                                             ============

                      Profit Sharing Plan for Employees of
                 Trinity Industries, Inc. and Certain Affiliates

                    Notes to Financial Statements (continued)



5. UNREALIZED APPRECIATION (DEPRECIATION) OF INVESTMENTS AND NET REALIZED GAIN OR LOSS ON SALE OF INVESTMENTS (CONTINUED)


                            INVESTMENTS AT  INVESTMENTS AT   NET INCREASE
                              FAIR VALUE         COST         (DECREASE)
                             ------------    ------------    ------------
March 31, 1997
Trinity common stock
   March 31, 1997            $ 11,707,801    $ 11,220,350    $    487,451
   March 31, 1996              13,156,629      10,343,846       2,812,783
                             ------------    ------------    ------------
                               (1,448,828)        876,504      (2,325,332)

Putnam mutual funds
   March 31, 1997              30,931,691      28,251,893       2,679,798
   March 31, 1996              19,569,446      16,604,515       2,964,931
                             ------------    ------------    ------------
                               11,362,245      11,647,378        (285,133)

Participant loans
   March 31, 1997                 959,157         957,674           1,483
   March 31, 1996                 863,724         863,724            --
                             ------------    ------------    ------------
                                   95,433          93,950           1,483

Unrealized depreciation of
   investments                                               ($ 2,608,982)
                                                             ============

                      Profit Sharing Plan for Employees of
                 Trinity Industries, Inc. and Certain Affiliates

                    Notes to Financial Statements (continued)



5. UNREALIZED APPRECIATION (DEPRECIATION) OF INVESTMENTS AND NET REALIZED GAIN OR LOSS ON SALE OF INVESTMENTS (CONTINUED)

Net realized gain or loss on sale of investments in Trinity and Halter common stock, mutual funds, and participant loans for the years ended March 31, 1999, 1998, and 1997 are as follows:


                                                      NET REALIZED
                                                    GAIN OR LOSS ON
                           AGGREGATE     AGGREGATE      SALE OF
                           PROCEEDS        COST       INVESTMENTS
                          -----------   -----------   -----------
March 31, 1999
   Trinity common stock   $ 1,697,458   $ 1,625,336   $    72,122
   Halter common stock        473,362       626,475      (153,113)
   Mutual funds            82,705,695    78,934,157     3,771,538
                          -----------   -----------   -----------
                          $84,876,515   $81,185,968   $ 3,690,547
                          ===========   ===========   ===========

March 31, 1998
   Trinity common stock   $ 1,221,055   $ 1,067,942   $  (153,113)
   Halter common stock      1,097,263       903,316       193,947
   Mutual funds            16,697,796    16,098,348       599,448
                          -----------   -----------   -----------
                          $19,016,114   $18,069,606   $   946,508
                          ===========   ===========   ===========
March 31, 1997

   Trinity common stock   $ 3,709,239   $ 3,682,887   $    26,352
   Halter common stock           --            --            --
   Mutual funds            16,262,136    16,233,316        28,820
                          -----------   -----------   -----------
                          $19,971,375   $19,916,203   $    55,172
                          ===========   ===========   ===========

                      Profit Sharing Plan for Employees of
                 Trinity Industries, Inc. and Certain Affiliates

                    Notes to Financial Statements (continued)



6. EXPENSES

The expenses incurred by the Trustee in the performance of its duties, including the Trustee's compensation and the services of the recordkeeper, shall be paid by the Plan unless paid by the Employer. The Employer paid $337,328, $526,177, and $187,993 for recordkeeping and trustee fees on behalf of the Plan for the fiscal years ended March 31, 1999, 1998, and 1997, respectively.

7. YEAR 2000 (UNAUDITED)

The Company has determined that it will be necessary to take certain steps in order to ensure that the Plan's information technology (IT) systems are prepared to handle year 2000 date issues. Both internal and external resources are being utilized to replace or modify existing IT systems and software applications, and to test those systems and applications for year 2000 compliance. Approximately $3.6 million has been spent on compliance efforts company-wide, and an additional $3.3 million is expected to be spent by the year 2000.

In addition, Plan management has established formal communications with its third-party service providers to determine if they have developed plans to address their own year 2000 issues as they relate to the Plan's operations. All third-party service providers have indicated that they will be year 2000 compliant before critical dates occur. At this time, the Company believes all significant areas have been identified, remediation is on schedule, and contingency plans to deal with year 2000 issues will be in place.

8. SUBSEQUENT EVENT

Effective April 1, 1999, the Plan was amended and restated to change the following: eligibility begins on the first of the month following 60 days of employment; salary deferral increases or decreases are allowed for any pay period; the Plan's assets are valued daily; two loans may be outstanding at one time; investment transfers are permitted on any business day; and salary deferrals can range from 1% to 14%.

                      Profit Sharing Plan for Employees of
                 Trinity Industries, Inc. and Certain Affiliates

           Line 27a - Schedule of Assets Held for Investment Purposes

                                 March 31, 1999


                                                                                                      (e)
                   (b)                                (c)                           (d)             CURRENT
  (a)       IDENTITY OF ISSUE               DESCRIPTION OF INVESTMENT               COST             VALUE
-------  ------------------------       ---------------------------------       ------------      ------------
*        Trinity Industries, Inc.       Common stock; 481,960 shares            $ 13,230,551      $ 14,157,579

*        Halter Marine Group, Inc.      Common stock; 151,560 shares               2,969,517           880,943

*        Putnam Investments, Inc.       Voyager mutual fund; 1,245,004
                                          shares                                  20,901,928        28,896,556
*        Chase Bank of Texas, N.A.      Chase Core Equity; mutual fund;
                                          936,487 shares                          25,430,433        26,643,069

                                        Chase Vista International Equity;
                                          mutual fund; 999 shares
                                                                                      12,517            12,538

                                        Chase Vista Balanced; mutual fund;
                                          2,882 shares                                46,119            46,266

                                        Chase Vista Prime Money Market;
                                          mutual fund; 44,132,441 shares
                                                                                  44,132,441        44,132,441

                                        Chase Vista U.S. Treasury; mutual
                                          fund; 774,428 shares                     8,721,784         8,611,647

*        Participants                   Loans with interest rates ranging
                                          from 9.25% to 10.5%                              -         1,442,735
                                                                                ------------      ------------
                                                                                $115,445,290      $124,823,774
                                                                                ============      ============

*        Party-in-interest

                      Profit Sharing Plan for Employees of
                 Trinity Industries, Inc. and Certain Affiliates

                 Line 27d - Schedule of Reportable Transactions

                            Year ended March 31, 1999


                                                                                                           (h)
                                    (b)                          (c)          (d)           (g)      CURRENT VALUE OF     (i)
         (a)                     DESCRIPTION                   PURCHASE     SELLING       COST OF       ASSET ON       NET GAIN OR
IDENTITY OF PARTY INVOLVED        OF ASSET                      PRICE        PRICE         ASSET     TRANSACTION DATE    (LOSS)
---------------------------     -------------                 ----------  -----------   -----------  ----------------  -----------
Category (i) - Individual transactions in excess of 5% of Plan assets.
Chase Bank of Texas, N.A    Short-term Money Market         $21,396,821   $      --     $21,396,821   $21,396,821      $   --
                                                             20,440,325          --      20,440,325    20,440,325          --
                                                              8,183,891          --       8,183,891     8,183,891          --
                                                             24,607,237          --      24,607,237    24,607,237          --
                                                                   --      42,667,333    42,667,333    42,667,333          --
                                                                   --      24,607,237    24,607,237    24,607,237          --
                                                                   --       8,305,104     8,305,104     8,305,104          --
Putnam Investments, Inc.    Growth & Income                        --      24,607,238    21,432,817    24,607,238     3,174,421
Putnam  Investments, Inc.   U.S. Government Income Trust           --       8,142,614     8,215,947     8,142,614       (73,333)
Chase Bank of Texas, N.A    Core Equity                      24,654,560          --      24,654,560    24,654,560          --
Chase Bank of Texas, N.A    Prime Money Market               42,495,141          --      42,495,141    42,495,141          --
Chase Bank of Texas, N.A    U.S. Treasury                     8,353,611          --       8,353,611     8,353,611          --
Metropolitian Life
   Insurance Co.            GAC 20254                              --      16,891,397    16,891,397    16,891,397          --
Travelers                   GAC 16795                              --      19,896,534    19,896,534    19,896,534          --
Travelers                   GAC 16956                        19,983,759          --      19,983,759    19,983,759          --
                                                                   --      20,440,325    20,440,325    20,440,325          --

                      Profit Sharing Plan for Employees of
                 Trinity Industries, Inc. and Certain Affiliates

           Line 27d - Schedule of Reportable Transactions (continued)

                            Year ended March 31, 1999


                                                                                                        (h)
                                 (b)                    (c)              (d)             (g)       CURRENT VALUE OF         (i)
        (a)                   DESCRIPTION             PURCHASE          SELLING        COST OF         ASSET ON         NET GAIN OR
IDENTITY OF PARTY INVOLVED     OF ASSET                 PRICE            PRICE          ASSET      TRANSACTION DATE       (LOSS)
--------------------------    -----------             -----------      -----------    -----------  ----------------    -----------
Category (iii) - Series of securities transactions in excess of 5% of Plan assets.
Travelers                     GAC 16956               $20,437,394      $        --    $ 20,437,394     $20,437,394     $       --
                                                               --       20,440,325      20,440,325      20,440,325             --


Travelers                     GAC 16795                   241,980               --         241,980         241,980             --
                                                               --       19,896,534      19,896,534      19,896,534             --

Metropolitian Life
Insurance Co.                 GAC 20254                   734,697               --         734,697         734,697             --
                                                               --       16,891,396      16,891,396      16,891,396             --

Putnam Investments, Inc.      Growth and Income         5,905,236               --       5,905,236       5,905,236             --
                                                               --       25,696,918      22,715,420      25,696,918      2,981,498

Putnam Investments, Inc.      Voyager                   6,507,781               --       6,507,781       6,507,781             --
                                                               --        2,106,091       1,604,029       2,106,091        502,062

Putnam Investments, Inc.      U.S. Government           1,847,212               --       1,847,212       1,847,212             --
                                Income Trust                   --        8,597,046       8,525,627       8,597,046        (71,419)

Chase Bank of Texas, N.A.     Chase Core Equity        25,432,228               --      25,432,228      25,432,228             --
                                                               --            1,883           1,745           1,883            138

Chase Bank of Texas, N.A.     Chase Vista Prime        44,222,829               --      44,222,829      44,222,829             --
                                Money Market                   --           90,388          90,388          90,388             --

Chase Bank of Texas, N.A.     Chase Vista U.S.          8,722,835               --       8,722,835       8,722,835             --
                                Treasury                       --            1,041           1,075           1,041            (34)

Chase Bank of Texas, N.A.     Short-term Money         95,929,497               --      95,929,497      95,929,497             --
                                Market                         --       98,557,880      98,557,880      98,557,880             --


There were no category (ii) or (iv) reportable transactions for the Plan year ended March 31, 1999. Columns (e) and (f) are not applicable.

                                  Exhibits and
                             Supplemental Schedules

               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Post Effective Amendment No. 1 to the Registration Statement (Form S-8, File No. 33-10937), pertaining to the Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates and in the related Prospectus of our report dated June 18, 1999, with respect to the financial statements and supplemental schedules of the Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates included in this Annual Report (Form 11-K) for the year ended March 31, 1999.


                                                        ERNST & YOUNG LLP

Dallas, Texas
June 25, 1999